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                                                                 Exhibit (h)(12)

                              EXCELSIOR FUNDS TRUST
                                 AMENDMENT NO. 1
                                       TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

     WHEREAS, Excelsior Funds Trust (the "Company") and State Street Bank and Trust Company (the "Transfer Agent") desire to amend the Transfer Agency and Service Agreement dated as of September 24, 2001 (the "Agreement") by and between them to update certain contact information and to include the Enhanced Tax Advantaged International Fund and the Equity Income Fund as investment portfolios of the Company covered by the Agreement; and

     WHEREAS, the Transfer Agency and Service Agreement, as expressly amended hereby, shall continue in full force and effect.

     The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

     Sections 16.12(b) and (c) of the Agreement shall be revised to read as follows:

     (b)    If to the Fund, to:

            Excelsior Funds Trust
            c/o SEI Investments Global Fund Services
            Freedom Valley Road
            Oaks, Pennsylvania 19456
            Attention:  Timothy Barto, Esq.
            Facsimile:  (484) 676-2649

     (c)    With copies to:

            Paul, Hastings, Janofsky & Walker LLP
            75 East 55th Street
            New York, New York 10022
            Attention:  Michael R. Rosella, Esq.
            Facsimile:  (212) 319-4090

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Schedule A to the Agreement is hereby amended and restated as follows:

                                   SCHEDULE A

                  Optimum Growth Fund
                  Mid Cap Value Fund
                  Equity Fund
                  International Equity Fund
                  Total Return Bond Fund
                  Income Fund
                  High Yield Fund
                  Enhanced Tax Advantaged International Fund
                  Equity Income Fund

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      IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below as of _________, 2003.

                                                   EXCELSIOR FUNDS TRUST


                                                   Name:  ______________________

                                                   Title: ______________________


                                                   STATE STREET BANK AND TRUST
                                                   COMPANY


                                                   Name:  ______________________

                                                   Title: ______________________